SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12

Aradigm Corporation

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ARADIGM ANNOUNCES MAILING OF PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS

HAYWARD, Calif., January 4, 2004 — Aradigm Corporation (Nasdaq: ARDM) today announced that it has mailed definitive proxy statements to its shareholders related to a special meeting at which Aradigm’s shareholders will be asked to approve the restructuring contemplated by the Restructuring Agreement entered into among Aradigm, Novo Nordisk A/S and Novo Nordisk Delivery Technologies, as well as two other proposals.

The record date for shareholders entitled to receive the definitive proxy statement and accompanying proxy card was December 17, 2004. Shareholders are encouraged to read the definitive proxy statement. You may obtain a free copy of the definitive materials relating to the special meeting from the Securities and Exchange Commission’s website at www.sec.gov, from the Investors section of Aradigm’s website at www.aradigm.com or by contacting Chris Keenan of Aradigm at 510-265-9370.

“This is the last major step in what has been a long process,” said Dr. Bryan Lawlis, Aradigm’s President and CEO. “We and our partner, Novo Nordisk, agree that we are on track to close shortly after receipt of shareholder approval.”

Shareholder Meeting

Aradigm will hold a Special Meeting of its Shareholders on Friday, January 21, 2005 at 9:00 a.m. at Aradigm’s offices, located at 3929 Point Eden Way in Hayward, California.

Aradigm develops non-invasive delivery systems to enable patients to comfortably self-administer biopharmaceuticals and small molecules that would otherwise be given by injection. The company’s advanced AERx® pulmonary and Intraject® needle-free delivery technologies offer rapid delivery solutions for liquid drug formulations. Current development programs focus on neurological disorders, heart disease, respiratory conditions and cancer. More information about Aradigm can be found at http://www.aradigm.com .

Except for the historical information contained herein, this news release contains forward-looking statements that involve risk and uncertainties. Additional information regarding the Company, including risks and uncertainties related to clinical results, the timely availability and acceptance of new products, the impact of competitive products and pricing, and the management of growth, as well as the other risks, are detailed from time to time in Aradigm Corporation’s Securities and Exchange Commission (SEC) Filings, including the company’s Annual Report on Form 10-K and quarterly reports on Form 10-Q. NOTE: AERx and Intraject are registered trademarks of Aradigm.

Contact:	Christopher Keenan Aradigm 510-265-9370	or	Joe Dorame RCG Capital Markets Group, Inc. 480-675-0400